Exhibit 10.2
CLASS A OPTION AGREEMENT

This Class A Option Agreement (the "Agreement") is entered into this 11th day of February 2010, by and between, Icahn Enterprises, L.P., a Delaware master limited partnership (together, with its successors, the "Partnership"), and Daniel Ninivaggi (the "Optionee'').

In consideration of the premises, mutual covenants and agreements herein, the Partnership and the Optionee agree as follows:

1.           Grant of Option. On the date hereof, the Partnership hereby grants to the Optionee a Class A Option to purchase from the Partnership, at a price of $45.60 per unit (the "Exercise Price"), up to 100,000 depositary (common) units of the type of units currently listed on the New York Stock Exchange representing common limited partnership interests of the Partnership (the "Units"), subject to the provisions of this Agreement (collectively the "Options").

2.           Vesting.

(a)           In General. All of the Options will be nonvested and forfeitable as of the Effective Date. Subject to the Optionee's continued employment with the Partnership or its general partner (together, with its successors, the "General Partner"), Options with respect to 33,334 Units will vest at the close of business on December 31, 2010; 33,333 Units at the close of business on December 31, 2011; and 33,333 Units at the close of business on December 31, 2012.

(b)           Acceleration of Vesting. Notwithstanding Section (a), all Options that have not been previously forfeited or expired shall become fully vested and nonforfeitable upon the earliest to occur of the following:  Termination by the General Partner and the Partnership of the Optionee's employment with the Partnership and General Partner without Cause or the termination by Optionee for Good Reason.  However, all Options expire after which they are no longer exercisable as set forth in Section 3 and 4 hereof.

For purposes of this Agreement, Cause and Good Reason shall be as defined in his Optionee’s Employment Agreement of even date with the Partnership (the “Employment Agreement”).

(c)           Cessation of Employment or Other Service Relationship. Except as provided in Section 2(b), all unvested Options terminate immediately upon the cessation of the Optionee's employment with the Partnership and the General Partner.

3.	(a)
Term of Options. Except as set forth in this Section 3, all Options, whether vested or unvested, shall expire at the close of business on the 90th day following the cessation of Optionee’s employment (the date on which Optionee is no longer employed by Employer). Prior to the Expiration Date,  in the case of Optionee being terminated by the Partnership and the General Partner without Cause or being terminated by Optionee for Good Reason, the Option shall expire at the close of business on the 180th day following the cessation of Optionee’s employment.

(b)
In the event that Optionee shall remain in the continuous employ of the Partnership and the General Partner through the Expiration Date (as defined in the Employment Agreement to be December 31, 2012), the Option to purchase the 100,000 Units will expire at 5:00 p.m. Eastern Time (the “close of business”) on June 30, 2013, or if he remains employed beyond March 31, 2013, then the Options shall expire on the earlier to occur of (a) the close of business on the 90th day after his employment ceases (or the 180th day in the case of Optionee being terminated by the Partnership and the General Partner without Cause or being terminated by Optionee for Good Reason) and (b) December 31, 2014

4.           Exercise of Vested Options.

(a)          Right to Exercise. The Optionee may exercise a vested Option at any time after the later of the Effective Date and the date on which the required approval of the grant of the Options has been obtained from the requisite holders of outstanding Partnership Units and at any time on or before the relevant Expiration Date.

(b)           Exercise Period Following Cessation of Employment. Following cessation of the Optionee's employment with the Partnership and the General Partner the vested Options shall expire and be of no further force and effect as set forth in Section 3  hereof.

(c)           Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the General Partner (i) an exercise notice in the form attached hereto as Appendix B, (ii) full payment of the Exercise Price for such Units, and (iii) an executed copy of any other agreements or documents reasonably required by the General Partner or the Partnership. An exercise will not be effective until all of the foregoing items are received by Secretary of the General Partner.

(d)           Method of Payment. Payment of the Exercise Price may be made at the election of the Optionee (i) by delivery of cash, certified or cashier's check, money order or other cash equivalent acceptable to the Partnership in its discretion, (ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Partnership, or (iii) by a cashless exercise for purposes of Section 19 of this Agreement, or (iv) a combination of the foregoing.

(e)           Issuance of Units. Upon exercise of the Options in accordance with the terms of this Agreement, the Partnership will issue to the Optionee or to the brokerage firm specified in the Optionee's delivery instructions pursuant to a broker-assisted cashless exercise, as the case may be, the number of Units so paid for, in the form of fully paid and nonassessable Depositary Units representing limited partner interests of the Partnership.

5.           Tax Withholding. Upon the exercise of the Options in accordance with the terms of this Agreement, the Partnership shall have the right to withhold (and at the Optionee’s election the Partnership shall withhold) the number of Units issuable in respect of the Options having an aggregate Fair Market Value as of the date of the withholding equal to the amount of any federal, state, local or foreign taxes payable as a result of the vesting or exercise of the Options in whole or in part; provided, however, that the value of the Units withheld may not exceed the statutory minimum withholding amount required by law or such additional amount (as permitted by law) elected by Optionee.  The value of any Units withheld by the Partnership shall be paid by the Partnership to satisfy Optionee’s tax liabilities.

For purposes of this Agreement,  Fair Market Value means, with respect to a Unit for any purpose on a particular date, (A) if Units are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, the average, for the 30-day period preceding such date, of: (i) the closing price quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market, as applicable; (ii) the last sale price quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc.; or (iv) if Units are not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Units, and (B) if there are not any quoted bid and asked prices, the value as determined in good faith by the Board of Directors of the General Partner (the "Board"), provided, however, that for purposes of calculating Optionee's taxable income upon exercise of the Options under the circumstances set forth in clause (A) above, Fair Market Value shall mean the closing price or the last sale price quoted on the principal exchange or market on which the Units are listed or traded.

6.           Adjustments for Transactions and Other Events.   Adjustments for Transactions and Other Events.  In the event that the Partnership engages in:

(a)	A split or combination of Units (whether by dividend of Units or otherwise), a recapitalization, reorganization or other similar change in its capital structure;
(b)	An Excess Dividend (as defined below);
(c)
An issuance of Units of the Partnership or securities convertible into or exchangeable for Units of the Partnership, to Mr. Carl C. Icahn or his affiliates, at a price per Unit less than its Fair Market Value; or

(d)	A going private transaction with a controlling person of the Partnership.

then the Board shall make such equitable adjustments and modifications to the Options and the terms of this Agreement, including but not limited to the number or kind of interests covered by the Options, the Exercise Price, or the manner in which the Options are to be exercised, as the Board reasonably determines is required or appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits provided in respect of Options under this Agreement.

For the purposes of this Agreement, the term Excess Dividend shall mean the amount, if any, by which the aggregate dividends, paid to holders of Units from and after January 1, 2010, in either cash or other property (valued at fair market value as determined by the Board, in its reasonable discretion) exceeds the Tax Amount. ‘‘Tax Amount’’ means the aggregate combined federal, state and local income taxes, for all periods  beginning on or after January 1, 2010, including estimated taxes, that would be payable by the Partnership if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such periods and owned 100% of Icahn Enterprises Holdings L.P.; provided, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if Partnership were a Delaware corporation shall be taken into account, but only to the extent such carryforwards or attributes arise after January 1, 2010;  provided, further that (i) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero and (ii) any Tax Amount other than amounts relating to estimated taxes shall be computed by a nationally recognized accounting firm (but, including in any event, Partnership’s  auditors). Notwithstanding anything to the contrary, the Tax Amount shall not include taxes resulting from Partnership’s change in the status to a corporation for tax purposes.‘‘Taxable Income’’ means, for any period, the taxable income or loss of Partnership for such period for federal income tax purposes.

7.            Holder of Options Not a Unitholder. Until such time, if any, that he exercises the Options, Optionee shall have no rights as a Unitholder and shall not be owed the duties, if any, that Unitholders are owed in their capacity as Unitholders.

8.           Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Partnership or General Partner, or addressed to the Partnership for the attention of the Secretary of the General Partner at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

9.           Investment Representation. if at any time the Partnership determines that the delivery of Units under this Agreement is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise the Options or receive Units pursuant to the Options or exercise of any particular right hereunder shall be suspended until the Partnership determines that such delivery is lawful. The Partnership may require that the Optionee, as a condition to exercise of the Option, and as a condition to the delivery of any Units, make such written representations (including representations to the effect that such person will not dispose of the Units so acquired in violation of federal or state securities laws) and furnish such information as may, in the opinion of counsel for the Partnership, be appropriate to permit the Partnership to issue the Units in compliance with applicable federal and state securities laws.  The Partnership shall use its best efforts to register the Units issuable upon exercise of the Options with the Securities and Exchange Commission and, except during occasional periods when the registration statement relating thereto may not be usable to maintain such registration so that such Units are freely transferrable within a reasonable time following the date hereof.

10.         Entire Agreement. This Agreement, together with the Employment Agreement, contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.  Any conflict between this Agreement and the Employment Agreement with respect to the Options shall be determined as provided in this Agreement.

11.         Intentionally Omitted.

12.         Amendment. This Agreement may be amended from time to time in a written document signed by each of the parties hereto.

13.         Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Partnership relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of Delaware without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include courts in Delaware, and the Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.

14.         Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15.         Options Conditioned Upon Unit Holder Approval. This Agreement and the Options are conditioned upon and subject to approval thereof by a vote of the depositary unit holders in accordance with rules under Section 16 of the Securities Exchange Act of 1934, as amended.  Partnership will use its best efforts to cause the Unitholders to approve the grant of Options to Optionee and Carl C. Icahn has agreed in connection with the Employment Agreement to vote all his Depositary Units for the grant of the Options to Optionee.

16.         Non-Guarantee of Employment or Other Service Relationship. Nothing in this Agreement shall alter the Optionee's at-will or other employment status with the Partnership or the General Partner, nor be construed as a contract of employment or other service relationship between the Partnership or the General Partner and the Optionee, or as a contractual right of the Optionee to continue in the employ of, or in a service relationship with (or to occupy any particular position with, or receive any particular benefit or compensation from the Partnership, and any change thereof shall not be deemed to constitute a termination of employment hereunder) the Partnership or the General Partner for any period of time, or as a limitation of the right of the Partnership or the General Partner to discharge the Optionee at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Units.

17.         No Rights as a Holder of a Unit. The Optionee will not have any of the rights of a holder of a Unit until such Units have been issued to him upon the due exercise of the Options.

18.         Nontransferability of Options. The Options are nontransferable and may be exercised only by Optionee except that (a) upon the death of the Optionee, vested Options may be transferred by will or the laws of descent and distribution or (b) if the Optionee is under a legal disability, the vested Options may be transferred to the Optionee's guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

19.         Units No Longer Publicly Traded. In the event that the Units are no longer publicly traded, the Optionee may exercise the vested Options on a cashless basis, in which event the Optionee will be paid with respect to each Unit for which the Option is exercised the amount by which the Fair Market Value of the Unit, on the date of exercise exceeds, the Exercise Price.

ICAHN ENTERPRISES L.P
CLASS A OPTION EXERCISE FORM

TO:       Secretary of ICAHN ENTEROPRISES, L.P.

FROM:            _________________________________

I hereby irrevocably exercise my option to purchase depositary (common) units representing limited partner interests of ICAHN ENTERPRISES, L.P. subject to all the terms and provisions of the Option Grant Agreement as follows:

Date of Option Grant: ______________________________

Date(s) of Vesting of Option:              _________________________________

Exercise Price: $____ per unit

Number of Units to be Purchased:      _________________________________

Total Exercise Price Enclosed: $         _________________________________

Units should be registered as follows:

☐           In Optionee's name or the name of another individual:

Name(s)     _________________________________________

Address     _________________________________________

Social Security Number:       _____________________________

☐           In the name of Optionee's broker         _____________________________

Full payment of the aggregate option exercise price pursuant to Sections 4(c) and (d) of the Option Grant Agreement is enclosed as follows:

____ (i)	Cash, certified or cashier’s check, money order or other cash equivalent in the amount of $________, (number of Units being exercised x grant price per unit)

____ (ii)	Broker-assisted cashless exercise pursuant to Federal Reserve Regulation T in the amount of $_________ (broker is hereby authorized to make such payment directly to ICAHN ENTERPRISES, L.P.)

Contact Information for Broker:

Name:                     ___________________________________

Address:                 ___________________________________

  ___________________________________

Telephone:             ___________________________________

Any broker-assisted cashless exercise must be in accordance with Federal Reserve Regulation T.

______________________________
Optionee’s Signature

Date:  ________________________

IN WITNESS WHEREOF, the Partnership has caused this Agreement to be executed this 11th day of February 2010.

Icahn Enterprises, L.P.
By: Icahn Enterprises G. P. Inc., general partner

By:	/s/ Keith Meister
Name: Keith Meister
Title: Principal Executive Officer

The undersigned hereby acknowledges that he has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.

WITNESS	OPTIONEE

/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi